UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets.

Prior to commencement of business on July 1, 2013, 1st United Bancorp, Inc. (the “Registrant”) completed its acquisition of Enterprise Bancorp, Inc., a Florida corporation (“EBI”), and its wholly owned subsidiary Enterprise Bank of Florida, a Florida-chartered commercial bank (“Enterprise”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated March 22, 2013, as amended, by and among the Registrant, 1st United Bank, EBI and Enterprise. In accordance with the Merger Agreement, the Registrant acquired EBI through the merger of EBI with and into a wholly-owned subsidiary of the Registrant (“Holding Company Merger”) and 1st United Bank acquired Enterprise Bank through the merger of Enterprise Bank with and into 1st United Bank (collectively, with the Holding Company Merger, the “Merger”). The Registrant was the surviving financial holding company and 1st United Bank was the surviving bank following the Merger. In connection with the Merger, 1st United Bank acquired approximately $160 million in loans and approximately $175 million in deposits. After giving effect to the Merger the Registrant now has approximately $1.75 billion in assets, $1.45 billion in total deposits and, subsequent to the anticipated branch consolidations, will have 23 full-service banking offices.

Pursuant to the terms of the Merger Agreement, each share of EBI common stock issued and outstanding at the effective time of the Holding Company Merger was converted into the right to receive consideration based on EBI’s total consolidated assets and the EBI Tangible Book Value (as defined in the Merger Agreement) as of June 30, 2013. The total value of the consideration paid to EBI shareholders was approximately $45.8 million, which consisted of approximately $5.0 million in cash, $22.2 million in loans (including all nonperforming loans), other real estate, and repossessed assets of Enterprise and $18.6 million in impaired and below investment grade securities and other investments of Enterprise. Each holder (other than Warren B. Mosler, the majority shareholder of EBI, and his affiliates) of a share of EBI common stock is entitled to a cash payment from the Registrant equal to $6.05 per share (less their per share pro rata portion of the $400,000 holdback described below). The consideration payable for each share of EBI common stock beneficially owned by Mr. Mosler and his affiliates issued and outstanding at the effective time of the Holding Company Merger will be satisfied by a cash payment (less their per share pro rata portion of the $400,000 holdback described below) and the transfer to them of certain noncash assets of Enterprise, as described above. Additionally, the total consideration payable to all EBI shareholders in connection with the Merger was subject to a holdback amount of up to $400,000 to defray damages and related expenses incurred to defend or settle certain litigation.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on March 25, 2013 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On July 1, 2013, the Registrant issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this Item 9.01, the Registrant intends to file such financial statements in an amendment to this Current Report on Form 8-K not later than September 13, 2013.

(d)	Exhibits.

2.1

Agreement and Plan of Merger, dated March 22, 2013, by and among 1st United Bancorp, Inc., 1st United Bank, Enterprise Bancorp, Inc., and Enterprise Bank of Florida – incorporated herein by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K (filed 3/25/13) (No. 001-34462).

99.1	Press Release, dated July 1, 2013, announcing the completion of the merger of 1st United Bancorp, Inc., 1st United Bank, Enterprise Bancorp, Inc., and Enterprise Bank of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date:	July 1, 2013	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 22, 2013, by and among 1st United Bancorp, Inc., 1st United Bank, Enterprise Bancorp, Inc., and Enterprise Bank of Florida – incorporated herein by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K (filed 3/25/13) (No. 001-34462).
99.1	Press Release, dated July 1, 2013, announcing the completion of the merger of 1st United Bancorp, Inc., 1st United Bank, Enterprise Bancorp, Inc., and Enterprise Bank of Florida.